SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   January 19, 2000

                     CTG Resources, Inc.
(Exact Name of Registrant as Specified  in its Charter)

Connecticut	001-12859	061466463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Columbus Boulevard, Hartford, Connecticut	06144-1500
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (860) 727-3010

                                            NA
 (Former Name or Former Address, if Changed  Since Last Report)

Item 5.   Other Events.

     On January 19, 2000, the Connecticut Department of Public Utility Control ("DPUC") gave its final approval to the merger of CTG Resources, Inc.( the "Company" or "CTG"), a Connecticut corporation ("CTG"), with Energy East Corporation, a New York corporation ("Energy East"), and a wholly owned subsidiary of Energy East, Oak Merger Co. ("Oak"), pursuant to which CTG will merge with and into Oak (the "Merger").

     On January 19, 2000, CTG and Energy East issued a press release announcing the approval of the Merger by the DPUC. The press release has been filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial  Information and Exhibits.

     (c)     Exhibits.

Exhibit	Description of Exhibit
99.1	Exhibit Index
99.2	Press Release

SIGNATURES

         Pursuant to the  requirements of the Securities Exchange Act of 1934, the registrant has duly  caused this report to be signed on its behalf by the undersigned hereunto duly  authorized.

Dated: January 19, 2000	CTG Resources, Inc.
By: /s/ Arthur C. Marquardt Arthur C. Marquardt Chairman, President and Chief Executive Officer